CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

To: IGIA, Inc.

As independent certified public accountants, we hereby consent to the inclusion in this Registration Statement on Form SB-2/A Amendment No 2 of our report , which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated June 15, 2005 relating to the consolidated financial statements of IGIA, Inc. and to the reference to our Firm under the caption "Experts" appearing in the Prospectus.

/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
Russell Bedford Stefanou Mirchandani LLP

New York, New York
December 12, 2005